UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2007

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SUN AMERICAN BANCORP

(Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1200 N. Federal Highway, Suite 111-A, Boca Raton, Florida 33432

(Address of Principal Executive Office) (Zip Code)

561-826-0464

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) of Sun American Bancorp (the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future events over which we have little or no control. Forward-looking statements may include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intends,” “plans” and similar expressions. The Company’s ability to predict projected results or the effect of events on the Company’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. We caution readers that forward-looking statements, including without limitation, those relating to future business prospects, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could affect the Company’s assumptions and predictions include, but are not limited to, the risk that (i) loan losses would have a material adverse effect on the Company’s financial condition and operating results; (ii) a decline in the value of the collateral securing the Company’s loans could result in an increase in losses on foreclosure; (iii) the Company’s growth strategy may not be successful; (iv) the geographical concentration of the Company’s business in Florida makes it highly susceptible to local economic and business conditions; (v) changes in interest rates may adversely affect the Company’s financial condition; and (vi) competition from other financial institutions could adversely affect the Company’s profitability and growth. As a result, potential investors are cautioned not to place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statements.

Unless otherwise indicated, we refer to the Company as we, us or our in this Form 8-K.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On March 30, 2007, Sun American Bank, the subsidiary of the Company, announced that Independent Community Bank, a Florida commercial banking association, merged with and into Sun American Bank with Sun American Bank being the surviving bank in the merger (the “Merger Transaction”), pursuant to the Agreement and Plan of Merger, dated as of November 17, 2006 (the “Merger Agreement”), by and among us, Sun American Bank and Independent Community Bank. The entry by us into the Merger Agreement was previously reported to the Securities and Exchange Commission in a Current Report on Form 8-K filed on November 24, 2006. The above-referenced Form 8-K contains a full description of the Merger Transaction and the Merger Agreement. Prior to the commencement of the merger negotiations, there was no prior relationship among the parties.

Upon consummation of the Merger Transaction, Independent Community Bank common stock was converted into the right to receive shares of the Company’s common stock and/or cash. Shareholders of Independent Community Bank were entitled to elect to receive for each share of Independent Community Bank common stock owned, subject to adjustments as provided in the Merger Agreement:

•

34.81 in cash; or

•

6.4463 shares of the Company’s common stock.

Cash was paid in lieu of issuing fractional shares based on the formula set forth in the Merger Agreement. Cash utilized to fund the transaction came from internally generated funds.

Based upon the 1,090,473 shares of Independent Community Bank common stock outstanding on March 30, 2007, Sun American Bancorp paid approximately $15.9 million in cash (excluding the cash out of options to purchase shares of Independent Community Bank common stock held by Independent Community Bank’s directors, officers and employees) and issued approximately 4.1 million shares of its common stock in connection with the Merger Transaction to acquire all of the outstanding common stock of Independent Community Bank. As required by the Merger Agreement, merger consideration for not more than 42% of the outstanding shares of Independent Community Bank common stock was paid in cash. To satisfy this requirement, the Company allocated cash or stock among the electing Independent Community Bank shareholders.

In addition, in connection with the Merger Transaction, options to purchase 22,046 shares of Independent Community Bank common stock were converted into options to purchase 142,115 shares of the Company’s common stock and options to purchase 103,355 shares of Independent Community Bank common stock were converted into approximately $2.5 million in cash.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger Transaction, Sun American Bank entered into an employment agreement with Timothy Leathers who joined Sun American Bank as Regional President of Sun American Bank. Mr. Leathers, age 54, was President, Chief Executive Officer and a director of Independent Community Bank from March 2001 until March 2007.

The following is a brief summary of certain material terms of the employment agreement, which is attached hereto as Exhibit 10.1, that Sun American Bank entered into with Mr. Leathers.

The employment agreement provides that Mr. Leathers will be employed for an initial term of one year (the “Employment Term”), which may be extended by the mutual agreement of the parties.

The employment agreement does not prohibit Mr. Leathers from serving as an officer or director of any entity or business enterprise, or otherwise participating in educational, welfare, social, religious and civil organizations; provided, however, that during the Employment Term, the executive will not serve as a director or officer of any entity or business enterprise which engages in a business that competes directly with the business of Sun American Bank.

The employment agreement also does not prohibit Mr. Leathers from making any investments in the securities of any entity or business enterprise; provided, however, that during the Employment Term, the executive will not make any investments (other than “passive investments”) in the securities of any entity or business enterprise which engages in the business that competes directly with the business of Sun American Bank. For the purpose of the employment agreement, an investment will be considered a “passive investment” to the extent that such securities (i) are actively traded on a United States national securities exchange, the OTC Bulletin Board or on any foreign securities exchange, and (ii) represent, at the time such investment is made, less than five percent of the aggregate voting power of such entity or business enterprise.

During the Employment Term, Sun American Bank will pay to Mr. Leathers an annual salary of $150,000. Following the end of each fiscal year of Sun American Bank during the Employment Term, Mr. Leathers will receive a fiscal year end bonus if Sun American Bank attains the financial performance targets for such fiscal year as set forth on the schedule to the employment agreement. Mr. Leathers’ minimum performance bonus, as described above, will be $30,000. During the Employment Term, Mr. Leathers will be entitled to the exclusive use of the Sun American Bank automobile (a 2005 Volvo S80 or comparable automobile).

As soon as practical after the closing of the Merger Transaction, the compensation committee of the board of directors of the Company will have a meeting to approve an option grant to Mr. Leathers for the purchase of 35,000 shares of the Company’s common stock for an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant. All terms and conditions of the option agreement with the executive will be in accordance with the terms and conditions of the standard option agreement issued by the Company pursuant to its Amended and Restated 2005 Stock Option and Stock Incentive Plan.

Sun American Bank will reimburse Mr. Leathers for all necessary and reasonable expenses actually incurred or paid by him during the Employment Term in connection with the performance of his duties and obligations to Sun American Bank in accordance with the employment agreement and the applicable Sun American Bank policies.

During the Employment Term, Mr. Leathers may, subject to applicable eligibility requirements, participate in such insurance, health and medical benefits as are generally made available to the senior executives of Sun American Bank pursuant to such plans as are from time to time maintained by Sun American Bank. Mr. Leathers will be entitled to four weeks of vacation.

The employment agreement includes non-solicitation and non-competition covenants (for a period of 12 months following the end of the Employment Term) and a covenant regarding the protection of confidential information.

In the event of the termination of Mr. Leathers’ employment during the Employment Term for any reason, except as set forth below, Mr. Leathers’ employment will automatically terminate as of the date of termination; provided, however, that Mr. Leathers or his estate or legal representative, as the case may be, will be entitled to receive, and Sun American Bank will pay Mr. Leathers or his estate or legal representative, as the case may be, (i) the base salary owed to Mr. Leathers under the employment agreement through the date of termination, and (ii) any business expenses which were properly reimbursable to Mr. Leathers through the date of termination.

In the event of the termination of Mr. Leathers’ employment during the Employment Term by Sun American Bank without “cause,” as such term is defined in the employment agreement, or by the Company for “good reason,” as such term is defined in the employment agreement, Mr. Leathers’ employment will automatically terminate as of the date of termination; provided, however, that Mr. Leathers or his estate or legal representative, as the case may be, will be entitled to receive, and Sun American Bank will pay Mr. Leathers or his estate or legal representative, as the case may be, (i) the base salary owed to Mr. Leathers under the employment agreement through the date of termination; (ii) any business expenses that were properly reimbursable to Mr. Leathers through the date of termination; and (iii) severance equal to the remaining base salary that would have otherwise been due to Mr. Leathers through the end of the Employment Term had there been no early termination.

The employment agreement may be modified, amended, altered or supplemented only by a written agreement executed by each of the parties to the employment agreement.

Prior to the consummation of the Merger Transaction, Mr. Leathers beneficially owned 65,511 shares and options to purchase 16,381 shares of Independent Community Bank common stock. Such shares were converted to a combination of cash and the Company’s common stock and such options were converted to cash in connection with the Merger Transaction.

Item 8.01

Other Events.

On March 30, 2007, we issued a press release announcing the closing of the Merger Transaction, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The financial statements and accompanying notes of Independent Community Bank for the years ended December 31, 2005 and 2006 will be filed by amendment within 71 days after the date this Form 8-K is required to be filed with the SEC.

(b)

Pro forma financial information.

The following pro forma financial information will be filed by amendment within 71 days after the date this Form 8-K is required to be filed with the SEC:

(i) Pro Forma Condensed Consolidated Balance Sheet of Sun American Bancorp as of December 31, 2006 (unaudited) and related notes giving effect to the Merger Transaction as if it had been consummated as of January 1, 2006.

(ii) Pro Forma Condensed Consolidated Statement of Income of Sun American Bancorp for the year ended December 31, 2006 (unaudited) and related notes giving effect to the Merger Transaction as if it had been consummated as of January 1, 2006.

(c)

Shell company transactions.

None.

(d)

Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement between Timothy Leathers and Sun American Bank.
99.1	Press Release of Sun American Bancorp dated March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN AMERICAN BANCORP

By:	/s/ MICHEL E. GOLDEN
Michel E. Golden President and Chief Executive Officer

Date:  April 3, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement between Timothy Leathers and Sun American Bank.
99.1	Press Release of Sun American Bancorp dated March 30, 2007.